SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of BioMarin Pharmaceutical Inc. (the “Company”) approved a supplemental cash bonus of $30,000 for Robert A. Baffi, Ph.D., the Company’s Executive Vice President, Technical Operations, and a supplemental cash bonus of $137,500 for Henry J. Fuchs, M.D., Ph.D., the Company’s Executive Vice President and Chief Medical Officer, each to be paid in December 2013. The Compensation Committee awarded Dr. Baffi and Dr. Fuchs these bonuses to reward them for their extraordinary efforts in connection with the recent positive outcome of the U.S. Food and Drug Administration (the “FDA”) Advisory Committee for Vimizim. As previously announced by the Company, on November 19, 2013, the Endocrinologic and Metabolic Drugs Advisory Committee (EMDAC) of the FDA voted in favor of approval of Vimizim for the treatment of Morquio A syndrome, also called Mucopolysaccharidosis Type IVA (MPS IVA). Of the 21 panel members, 19 voted in favor of approval of Vimizim for use in all MPS IVA patients, one voted in favor of approval for a subgroup of MPS IVA patients, and one panel member voted to not recommend approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 5, 2013	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel